Exhibit 32.2

Section 906 Certification
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Marlin Business Services Corp. for the quarter ended June 30, 2004, the undersigned officer, being the Chief Financial Officer of Marlin Business Services Corp., hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	such Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 fairly presents, in all material respects, the financial condition and results of operations of Marlin Business Services Corp.

Date: August 3, 2004

/s/ Bruce E. Sickel
Bruce E. Sickel
Chief Financial Officer and Senior Vice President